UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2004
(Date of earliest event reported)

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY		40223
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code)  (502) 420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 12, 2004, The Genlyte Group Incorporated, a Delaware corporation (the “Registrant” or “Genlyte”), filed a Current Report on Form 8-K announcing its July 31, 2004 acquisition of the 32% minority interest in Genlyte Thomas Group LLC (“GTG”) from Thomas Industries Inc. (“Thomas”).  The Registrant is filing this amendment to include financial statements under Item 7(a) and associated pro forma information under Item 7(b).

ITEM 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Rule 3-05(b)(2) of Regulation S-X requires the Registrant to furnish audited financial statements of the acquired business as specified in Rules 3-01 and 3-02.  The acquired business in this case is GTG, which before the acquisition was owned 68% by the Registrant and after the acquisition is owned 100% by the Registrant.

(1)          Report of Ernst & Young LLP, Independent Auditors

Report of Arthur Andersen LLP, Independent Public Accountants

Audited consolidated balance sheets of Genlyte Thomas Group LLC and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, members’ equity and cash flows for each of the years ended December 31, 2003, 2002, and 2001.  The financial statements of GTG for the year ended December 31, 2001 were audited by Arthur Andersen, which has ceased operations.

(2)          Unaudited consolidated balance sheets of Genlyte Thomas Group LLC and Subsidiaries as of July 3, 2004 and the related unaudited consolidated statements of income for the three months and six months ended July 3, 2004 and June 28, 2003 and cash flows for the six months ended July 3, 2004 and June 28, 2003.

(b)  Pro Forma Financial Information.

Unaudited pro forma condensed consolidated balance sheet of The Genlyte Group Incorporated and Subsidiaries as of July 3, 2004 and the related unaudited pro forma consolidated statements of income for the six months ended July 3, 2004 and the year ended December 31, 2003.

(c)  Exhibits:

23.1  Consent of Ernst & Young LLP, Independent Auditors.

ITEM 9.01(a)(1)

Report of Independent Auditors

To the Members of Genlyte Thomas Group LLC:

We have audited the accompanying consolidated balance sheets of Genlyte Thomas Group LLC and Subsidiaries (the Company) as of December 31, 2003 and 2002 and the related consolidated statements of income, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.  The financial statements of the Company for the year ended December 31, 2001 were audited by other auditors who have ceased operations and whose report dated January 18, 2002 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2003 and 2002 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Genlyte Thomas Group LLC and Subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company changed its method of accounting for goodwill and other intangible assets.

As discussed above, the financial statements of the Company for the year ended December 31, 2001 were audited by other auditors who have ceased operations.  As discussed in Note 2, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards (Statement) No. 142, “Goodwill and Other Intangible Assets,” which was adopted by the Company as of January 1, 2002.  Our audit procedures with respect to the disclosures in Note 2 with respect to 2001 included (a) agreeing the previously reported net income to the previously issued financial statements and the adjustments to reported net income representing amortization expense (including any related tax effects) recognized in those periods related to goodwill to the Company’s underlying records obtained from management, and (b) testing the mathematical accuracy of the reconciliation of adjusted net income to reported net income.  In our opinion, the disclosures for 2001in Note 2 are appropriate.  However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements of the Company other than with respect to such adjustments related to Note 2, and accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

/s/ Ernst & Young LLP

Louisville, Kentucky
January 23, 2004

NOTE:  This is a copy of a report previously issued by Arthur Andersen LLP, the Company’s former independent accountants.  The Arthur Andersen LLP report refers to certain financial information for the years ended December 31, 2000 and 1999, and certain balance sheet information as of December 31, 2001 and 2000, which are no longer included in the accompanying financial statements.  Arthur Andersen LLP has not reissued this report as Arthur Andersen LLP ceased operations in August 2002.

Report of Independent Public Accountants

To the Members of Genlyte Thomas Group LLC:

We have audited the accompanying consolidated balance sheets of Genlyte Thomas Group LLC (a Delaware limited liability company) and Subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of income, members’ equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genlyte Thomas Group LLC and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Louisville, Kentucky
January 18, 2002

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

	For the years ended December 31,
	2003	2002	2001
Net sales	$1,033,899	$970,304	$985,176
Cost of sales	671,322	630,433	636,582
Gross profit	362,577	339,871	348,594
Selling and administrative expenses	260,381	239,730	248,005
Gain on settlement of patent litigation	(8,000)	—	—
Amortization of goodwill	—	—	5,211
Amortization of other intangible assets	1,079	851	796
Operating profit	109,117	99,290	94,582
Interest expense, net of interest income	238	606	3,699
Minority interest	185	240	(54)
Income before income taxes	108,694	98,444	90,937
Income tax provision	7,416	7,804	6,064
Net income	$101,278	$90,640	$84,873

The accompanying notes are an integral part of these consolidated financial statements.

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	As of December 31,
	2003	2002
Assets:
Current Assets:
Cash and cash equivalents	$59,963	$66,652
Short-term investments	70,479	44,887
Accounts receivable, less allowances for doubtful accounts of $13,456 and $12,838, as of December 31, 2003 and 2002	160,111	148,279
Related-party receivables	175	—
Inventories	143,898	136,470
Other current assets	9,646	8,850
Total current assets	444,272	405,138
Property, plant and equipment, at cost:
Land and land improvements	8,211	7,447
Buildings and leasehold improvements	88,718	81,764
Machinery and equipment	290,331	276,353
Total property, plant and equipment	387,260	365,564
Less: accumulated depreciation and amortization	275,636	257,988
Net property, plant and equipment	111,624	107,576
Goodwill	150,532	134,231
Other intangible assets, net of accumulated amortization	21,315	22,195
Other assets	5,028	3,841
Total Assets	$732,771	$672,981
Liabilities & Members’ Equity:
Current Liabilities:
Current maturities of long-term debt	$284	$4,100
Accounts payable	98,035	87,201
Related-party payables	16,534	30,483
Accrued expenses	70,956	65,427
Total current liabilities	185,809	187,211
Long-term debt	11,190	33,028
Deferred income taxes	5,005	4,459
Accrued pension	27,567	25,406
Minority interest	924	677
Other long-term liabilities	6,317	6,225
Total liabilities	236,812	257,006
Commitments and contingencies (See notes (13) and (14))
Members’ Equity:
Accumulated other comprehensive income (loss)	(7,099)	(26,965)
Other members’ equity	503,058	442,940
Total members’ equity	495,959	415,975
Total Liabilities & Members’ Equity	$732,771	$672,981

The accompanying notes are an integral part of these consolidated financial statements.

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

(Amounts in thousands)

	Accumulated Other Comprehensive Income (Loss)	Other Members’ Equity	Total Members’ Equity

Members’ equity, December 31, 2000	$875	$346,431	$347,306

Net income	—	84,873	84,873
Increase in minimum pension liability	(6,424)	—	(6,424)
Foreign currency translation adjustments	(3,527)	—	(3,527)
Total comprehensive income	(9,951)	84,873	74,922

Distributions to members	—	(36,225)	(36,225)
Members’ equity, December 31, 2001	(9,076)	395,079	386,003

Net income	—	90,640	90,640
Increase in minimum pension liability, before tax	(18,450)	—	(18,450)
Related tax effect	541	—	541
Increase in minimum pension liability, after tax	(17,909)	—	(17,909)
Foreign currency translation adjustments	20	—	20
Total comprehensive income	(17,889)	90,640	72,751

Contribution from Thomas	—	299	299
Distributions to members	—	(43,078)	(43,078)
Members’ equity, December 31, 2002	(26,965)	442,940	415,975

Net income	—	101,278	101,278
Increase in minimum pension liability, before tax	(422)	—	(422)
Related tax effect	112	—	112
Increase in minimum pension liability, after tax	(310)	—	(310)
Foreign currency translation adjustments	20,176	—	20,176
Total comprehensive income	19,866	101,278	121,144

Contribution from Thomas	—	399	399
Distributions to members	—	(41,559)	(41,559)
Members’ equity, December 31, 2003	$(7,099)	$503,058	$495,959

The accompanying notes are an integral part of these consolidated financial statements.

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	For the years ended December 31,
	2003	2002	2001
Cash Flows From Operating Activities:
Net income	$101,278	$90,640	$84,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,207	23,169	28,172
Net loss (gain) from disposals of property, plant and equipment	1,131	1,010	(807)
Provision (benefit) for deferred income taxes	104	(134)	(150)
Minority interest	70	874	(54)
Changes in assets and liabilities, net of effect of acquisitions:
(Increase) decrease in:
Accounts receivable	(3,261)	(5,470)	1,944
Related-party receivables	(175)	—	1,204
Inventories	(663)	2,069	19,419
Other current assets	(434)	24	(1,199)
Intangible and other assets	(2,778)	8,195	5,017
Increase (decrease) in:
Accounts payable	6,531	4,261	(15,517)
Related-party payables	(13,987)	10,598	12,683
Accrued expenses	2,918	(560)	(5,671)
Deferred income taxes, long-term	(109)	581	(130)
Accrued pension and other long-term liabilities	1,836	(8,059)	(3,486)
All other, net	96	(977)	(79)
Net cash provided by operating activities	116,764	126,221	126,219
Cash Flows From Investing Activities:
Acquisitions of businesses, net of cash received	(20,350)	(10,641)	(2,900)
Purchases of property, plant and equipment	(17,559)	(18,912)	(20,250)
Proceeds from sales of property, plant and equipment	31	1,807	1,597
Purchases of short-term investments	(126,998)	(157,198)	(31,614)
Proceeds from sales of short-term investments	103,775	123,062	20,850
Net cash used in investing activities	(61,101)	(61,882)	(32,317)
Cash Flows From Financing Activities:
Proceeds from long-term debt	—	—	14,000
Repayments of long-term debt	(27,410)	(3,318)	(43,040)
Distributions to members	(41,559)	(43,078)	(36,225)
Contribution from Thomas Industries’ stock options	399	299	—
Net cash used in financing activities	(68,570)	(46,097)	(65,265)
Effect of exchange rate changes on cash and cash equivalents	6,218	(517)	(3,527)
Net (decrease) increase in cash and cash equivalents	(6,689)	17,725	25,110
Cash and cash equivalents at beginning of year	66,652	48,927	23,817
Cash and cash equivalents at end of year	$59,963	$66,652	$48,927

The accompanying notes are an integral part of these consolidated financial statements.

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2003

(Dollars in thousands)

(1)  Description of Business

Genlyte Thomas Group LLC (“GTG” or the “Company”), a Delaware limited liability company, is a United States based multinational company. The Company designs, manufactures, markets, and sells lighting fixtures, controls and related products for a wide variety of applications in the commercial, residential, and industrial markets in North America. The Company’s products are marketed primarily to distributors who resell the products for use in commercial, residential, and industrial construction and remodeling.  The Company is the result of the business combination discussed in note (3) “Formation of Genlyte Thomas Group LLC.”

(2)  Summary of Significant Accounting Policies

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of GTG and all majority-owned subsidiaries, and also include other entities that are jointly owned by The Genlyte Group Incorporated (“Genlyte”) and Thomas Industries Inc. (“Thomas”), all of which entities, in total, operationally comprise GTG.  Intercompany accounts and transactions have been eliminated.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual amounts could differ from the estimates.

Revenue Recognition: The Company records sales revenue when products are shipped, which is when legal title passes to the customer and the risks and rewards of ownership have transferred.  Provisions for estimated returns, allowances, discounts, and rebates are recorded as sales deductions.

Shipping and Handling Fees and Costs: Shipping and handling costs associated with storage and handling of finished goods and handling of shipments to customers are included in cost of sales.  Outbound freight for shipments to customers is included in selling and administrative expenses and amounted to $49,017 in 2003, $45,724 in 2002, and $50,552 in 2001.  Sometimes outbound freight is billed to the customer.  Such fees are included in net sales and amounted to $8,228 in 2003, $7,372 in 2002, and $7,502 in 2001.

Stock-Based Compensation Costs: At December 31, 2003, Genlyte had two stock-based compensation (stock option) plans, which are described more fully in note (15) “Stock Options.”  Genlyte accounts for these plans using the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), as permitted under Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123.”  As a consolidated subsidiary of Genlyte, GTG is also required to apply APB 25 to stock-based compensation for stock options granted by Genlyte to employees of GTG.  Therefore, GTG also accounts for these plans using the intrinsic value method.  Because all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant, no stock-based compensation cost has been recognized in the consolidated statements of income. Had stock-based compensation cost for the plans been determined using the fair value recognition provisions of SFAS No. 123, the effect on the Company’s net income for the years ended December 31 would have been as follows:

	2003	2002	2001
Net income, as reported	$101,278	$90,640	$84,873
Stock-based compensation cost using
fair value method	2,570	3,123	2,042
Net income, pro forma	$98,708	$87,517	$82,831

Accounting for Stock-Based Compensation Incurred by Investors: Thomas has also granted stock options to certain employees of GTG.  According to Emerging Issues Task Force issue 00-12, “Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee,” an investee should recognize the costs of the stock-based compensation incurred by an investor on its behalf, and a corresponding capital contribution.  Therefore, in 2003, the Company (the investee) recorded $399 of stock-based compensation expense in selling and administrative expenses and the same amount as a contribution from Thomas (the investor) in the consolidated statement of members’ equity.  In 2002 the amount was $299.

Advertising Costs: The Company expenses advertising costs principally as incurred. Certain catalog, literature, and display costs are amortized over their useful lives, from 6 to 24 months.  Total advertising expenses, classified as selling and administrative expenses, were $10,004 in 2003, $8,538 in 2002, and $10,373 in 2001.

Research and Development Costs: Research and development costs are expensed as incurred. These expenses, classified as selling and administrative expenses, were $10,343 in 2003, $8,521 in 2002, and $9,359 in 2001.

Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.

Short-Term Investments: Short-term investments are classified as available-for-sale securities and include the following:  commercial paper with a maturity of 120 days, term deposits with a maturity of one year that can be cashed penalty free any time after 30 days, and tax advantaged debt securities with original maturities ranging from eleven to 32 years.  However, these debt securities are callable at par value (cost) based on seven to 35 days notification to the bondholders and normally held for less than one year.  They are carried on the balance sheet at fair market value, which is equivalent to cost.  Current period adjustments to the carrying value of available-for-sale securities would be included in accumulated other comprehensive income within members’ equity.  Because of the nature of all of these investments, cost does not differ from fair market value, so there are no such adjustments to the carrying value.

Allowance for Doubtful Accounts Receivable: The Company maintains allowances for doubtful accounts receivable for estimated uncollectible invoices resulting from the customer’s inability to pay (bankruptcy, out of business, etc., i.e. “bad debts” which result in write-offs) as well as the customer’s refusal to pay (returned products, billing errors, disputed amounts, etc., which result in credit memos).  Management’s estimated allowances are based on the aging of the invoices, historical collections, customers’ financial status, the overall ratio of “bad debt” allowances to account receivable balances in comparison to relevant industry data, amounts returned and disputed by customers, and estimated lag times for processing credit memos.

Concentration of Credit Risk: Assets that potentially subject the Company to concentration of credit risk are cash and cash equivalents, short-term investments, and accounts receivable.  The Company invests its cash equivalents primarily in high-quality institutional money market funds with maturities of less than three months and limits the amount of credit exposure to any one financial institution.  Investment policies have been implemented that limit short-term investments to investment grade securities in multiple funds with multiple financial institutions which limits the Company’s exposure.  The Company provides credit to most of its customers in the ordinary course of business, and collateral or other security may be required in certain infrequent situations.  The Company conducts ongoing credit evaluations of its customers and maintains allowances for potential credit losses.  Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets to which the Company sells.  No single customer accounts for more than 10% of annual sales.  As of December 31, 2003, management does not consider the Company to have any significant concentration of credit risk.

Inventories: Inventories are stated at the lower of cost or market and include materials, labor, and overhead. Inventories at December 31 consisted of the following:

	2003	2002
Raw materials	$54,371	$53,428
Work in process	17,228	15,104
Finished goods	72,299	67,938
Total inventories	$143,898	$136,470

Inventories valued using the last-in, first-out (“LIFO”) method represented approximately 80% of total inventories at December 31, 2003 and 83% at December 31, 2002. Inventories not valued at LIFO (primarily inventories of Canadian operations) are valued using the first-in, first-out (“FIFO”) method.  On a FIFO basis, which approximates current cost, inventories would have been $2,781 and $2,337 lower than reported at December 31, 2003 and 2002, respectively.  During each of the last three years, certain inventory quantity reductions caused partial liquidations of LIFO inventory layers (in some cases including the base), the effects of which increased pre-tax income by $114 in 2003 and 2002, and $1,047 in 2001.

Property, Plant and Equipment: The Company provides for depreciation of property, plant and equipment, which also includes amortization of assets recorded under capital leases, on a straight-line basis over the estimated useful lives of the assets. Useful lives vary among the items in each classification, but generally fall within the following ranges:

Land improvements	10 - 25 years
Buildings and leasehold improvements	10 - 40 years
Machinery and equipment	3 - 10 years

Leasehold improvements are amortized over the terms of the respective leases, or over their estimated useful lives, whichever is shorter.  Depreciation and amortization of property, plant and equipment, including assets recorded under capital leases, was $23,128 in 2003, $22,318 in 2002, and $22,165 in 2001.  Accelerated methods of depreciation are used for income tax purposes, and appropriate provisions are made for the related deferred income taxes for the foreign subsidiaries.

When the Company sells or otherwise disposes of property, plant and equipment, the asset cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recorded in selling and administrative expenses in the consolidated statements of income.

Maintenance and repairs are expensed as incurred. Renewals and improvements that extend the useful life of an asset are capitalized and depreciated or amortized over the remaining useful lives of the respective assets.

Goodwill and Other Intangible Assets: On January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.”  Under SFAS No. 142, goodwill and intangible assets with indefinite useful lives are no longer amortized, but instead are subject to an assessment for impairment by applying a fair-value-based test annually, and more frequently if circumstances indicate a possible impairment. Goodwill is tested for impairment at a reporting unit level.  If the carrying value of a reporting unit exceeds its fair value, a determination is made of the implied fair value of the reporting unit’s goodwill.  If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  If the carrying amount of an intangible asset with an indefinite life exceeds its fair value, an impairment loss is recognized in an amount equal to the excess.  Separate intangible assets that are not deemed to have an indefinite life continue to be amortized over their useful lives.

The Company tested the goodwill of all of its reporting units, which are a level below the reportable segments disclosed in note (18) “Segment Reporting,” for impairment during the fourth quarter of 2003 using a present value of future cash flows valuation method.  This assessment did not indicate any impairment.

Prior to the adoption of SFAS No. 142, the Company had goodwill that was amortized straight-line over periods ranging from 10 to 40 years.  Had the Company accounted for goodwill in accordance with SFAS No. 142 in 2001, net income for the years ended December 31 would have been as follows:

	2003	2002	2001
Reported net income	$101,278	$90,640	$84,873
Add back: goodwill amortization *	—	—	4,991
Adjusted net income	$101,278	$90,640	$89,864

* Goodwill amortization is after tax effects.

The changes in the net carrying amounts of goodwill by segment for the year ended December 31, 2003 were as follows:

	Commercial	Residential	Industrial and Other	Total
Balance as of January 1, 2003	$108,183	$21,718	$4,330	$134,231
Acquisition of business	8,309	—	—	8,309
Adjustments to goodwill acquired previously	1,723	(117)	—	1,606
Effect of exchange rate change on Canadian goodwill	6,295	26	65	6,386
Balance as of December 31, 2003	$124,510	$21,627	$4,395	$150,532

Summarized information about the Company’s other intangible assets follows:

	As of December 31, 2003		As of December 31, 2002
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
License agreements	$12,783	$1,515	$12,500	$938
Non-competition agreements	10,550	1,157	10,950	798
Patents and other	938	359	532	126
Total	$24,271	$3,031	$23,982	$1,862

Unamortized intangible assets:
Trademarks	$75		$75

The Company amortizes the license agreements over their contractual lives of two and 30 years, the non-competition agreements over their contractual lives of two and 30 years, and patents and other over one to 15 years.  Amortization expense for intangible assets (other than goodwill) was $1,079 in 2003, $851 in 2002, and $796 in 2001.  Estimated amortization expense for intangible assets for the next five full years is $941 for 2004, $907 for 2005, $848 for 2006, $833 for 2007, and $818 for 2008.

Accounting and Disclosure by Guarantors: Financial Accounting Standards Board (“FASB”) Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”) was issued in November 2002.  FIN 45 contains recognition and measurement provisions that require certain guarantees to be recorded as a liability, at the inception of the guarantee, at fair value.  Previous accounting practice was to record a liability only when a loss is probable and reasonably estimable.  FIN 45 also requires a guarantor to make new disclosures.  The recognition and measurement provisions were effective for guarantees issued after December 31, 2002.  Adoption of FIN 45 did not have a significant impact on the Company’s financial condition or results of operations during 2003.

The disclosure requirements of FIN 45 became effective on December 31, 2002.  For the Company, the required disclosures relate only to product warranties.  The Company offers a limited warranty that its products are free of defects in workmanship and materials.  The specific terms and conditions vary somewhat by product line, but generally cover defects returned within one, two, three, or five years from the date of shipment.  The Company records warranty liabilities to cover repair or replacement of defective returned products.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s warranty liabilities, which are included in accrued expenses in the accompanying consolidated balance sheets, during the years ended December 31 were as follows:

	2003	2002
Balance, beginning of year	$1,883	$1,247
Additions applicable to businesses acquired	1,571	250
Additions charged to expense	8,303	3,743
Deductions for repairs and replacements	7,723	3,357
Balance, end of year	$4,034	$1,883

Translation of Foreign Currencies: Balance sheet accounts of foreign subsidiaries are translated into U.S. dollars at the rates of exchange in effect as of the balance sheet date. The cumulative effects of such adjustments are charged to the foreign currency translation adjustment component of accumulated other comprehensive income (loss) in members’ equity.  Income and expenses are translated at the weighted-average exchange rates prevailing during the year. Net gains or (losses) resulting from the translation of foreign currency transactions of $(3,405) in 2003,  $151 in 2002, and $88 in 2001 are included in selling and administrative expenses.

Fair Value of Financial Instruments: The carrying amounts of cash equivalents and long-term debt approximate fair value because of their short-term maturity and/or variable market-driven interest rates.

Collective Bargaining Agreements: As of December 31, 2003, the Company had 2,467 employees, or 47.4% of the total employees, who were members of various collective bargaining agreements.  Several of these collective bargaining agreements, covering 723 employees, which is 29.3% of the collective bargaining employees and 13.9% of the total employees, will expire in 2004.  Management does not expect the expiration and renegotiation of these agreements to have a significant impact on 2004 production.

Other New Accounting Standards: In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated With Exit or Disposal Activities,” which was effective for exit or disposal activities initiated after December 31, 2002.  SFAS No. 146 nullified EITF Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).”  SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred.  A commitment to an exit or disposal plan no longer is sufficient basis for recording a liability for those activities.  The adoption of SFAS No. 146 in 2003 did not have a material impact on the Company’s financial condition or results of operations.

In November 2002, the Emerging Issues Task Force (“EITF”) issued sections of EITF Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”), which is effective for new arrangements, including modifications to existing arrangements, entered into after December 31, 2002.  The released sections of EITF 02-16 address circumstances when a reseller should account for cash consideration received from a vendor as an adjustment of cost of sales, revenue, or as a reduction to a cost incurred by the reseller.  EITF 02-16 gives further consideration to rebates or refunds of a specified amount of cash consideration that is payable when a customer completes a specified cumulative level of purchases or remains a customer for a specified time period, which should be recognized as a reduction of the cost of sales, provided that the amounts are reasonably estimable.  The Company adopted EITF 02-16 in the second quarter of 2003 and it had an immaterial effect on the Company’s financial condition and results of operations during the year.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies the accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The Company does not currently participate in any hedging activities, nor does it use any derivative instruments.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities.  The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets, and certain obligations that can be settled with shares of stock.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and existing financial instruments (if any) effective June 30, 2003.  As of December 31, 2003, the Company did not have any of the financial instruments to which SFAS No. 150 applies.

In December 2003, the FASB issued revised Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”).  FIN 46 provides guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, non-controlling interest, and results of operations of a VIE need to be included in a company’s consolidated financial statements.  FIN 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders.  Application of FIN 46 is required for interests in special-purpose entities for years ending after December 15, 2003.  The Company has determined that it has no special-purpose entities. Application of FIN 46 is required for all other types of VIE’s for periods ending after March 15, 2004.  Although the Company does not expect FIN 46 to have a material impact on the Company’s financial condition or results of operations, it is continuing to evaluate this complex interpretation.

In December 2003, the FASB issued a revision of SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” to improve financial statement disclosures for benefit plans.  The project was initiated by the FASB in 2003 in response to concerns raised by investors and other users of financial statements about the need for greater transparency of pension information.  SFAS No. 132R requires that companies provide more details about their plan assets, benefit obligations, cash flows, benefit costs, and other relevant information.  SFAS No. 132R is effective for years ending after December 15, 2003.  The Company adopted SFAS No. 132R as of year-end 2003 and has provided the required disclosures in notes (11) “Retirement Plans” and (12) “Postretirement Benefit Plans.”

In January 2004, the FASB issued FASB Staff Position No. FAS 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (“FSP FAS 106-1”).  FSP FAS 106-1 allows companies to assess the effect of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“MMA”) on their postretirement benefit obligations and costs and reflect the effects in the 2003 financial statements, pursuant to SFAS No. 106, “Employer’s Accounting for Postretirement Benefits Other Than Pensions.”  Companies are also allowed to make a one-time election to defer accounting for the effects of MMA until authoritative guidance is issued.  The guidance in FSP FAS 106-1 is effective for years ending after December 7, 2003.  In accordance with FSP FAS 106-1, the accumulated postretirement benefit obligation and postretirement net periodic benefit costs in the Company’s consolidated financial statements and disclosed in note (13) “Postretirement Benefit Plans” do not reflect the effects of MMA on the Company’s plans.  In addition, specific authoritative guidance on the accounting for the federal subsidy, one of the provisions of MMA, is pending, and that guidance, when issued, could require the Company to change previously reported information.  However, in the Company’s opinion, any change due to the accounting for the federal subsidy would be immaterial.

Reclassifications: Certain prior year amounts have been reclassified to conform to the current year presentation.  These changes had no impact on previously reported net income or members’ equity.

(3) Formation of Genlyte Thomas Group LLC

On August 30, 1998, Genlyte and Thomas completed the combination of the business of Genlyte with the lighting business of Thomas (“Thomas Lighting”), in the form of a limited liability company named Genlyte Thomas Group LLC (“GTG”). GTG manufactures, sells, markets, and distributes commercial, residential, and industrial lighting fixtures and controls. Genlyte contributed substantially all of its assets and liabilities to GTG and received a 68% interest in GTG. Thomas contributed substantially all of the assets and certain related liabilities of Thomas Lighting and received a 32% interest in GTG. The percentage interests in GTG issued to Genlyte and Thomas were based on arms-length negotiations between the parties with the assistance of their financial advisers.

Subject to the provisions in the Genlyte Thomas Group LLC Agreement (the “LLC Agreement”) regarding mandatory distributions described below, and the requirement of special approval in certain instances, distributions to Genlyte and Thomas (the “Members”) will be made at such time and in such amounts as determined by the GTG Management Board and shall be made in cash or other property in proportion to the Members’ respective percentage interests. Notwithstanding anything to the contrary provided in the LLC Agreement, no distribution under the LLC Agreement shall be permitted to the extent prohibited by Delaware law.

The LLC Agreement requires that GTG make the following distributions to the Members:

(i) a distribution to each Member, based on its percentage interest, for tax liabilities attributable to its participation as a Member of GTG based upon the effective tax rate of the Member having the highest tax rate; and

(ii) subject to the provisions of Delaware law and the terms of the primary GTG credit facility, distributions (exclusive of the tax distributions set forth above) to each of the Members so that Thomas receives at least an aggregate of $3,000 and Genlyte receives at least an aggregate of $6,375 per year.  During 2003 and 2001, GTG made distributions of $3,000 to Thomas and $6,375 to Genlyte.  During 2002, GTG made distributions of $5,000 to Thomas and $10,625 to Genlyte.

Also under the terms of the LLC Agreement, at any time on or after January 31, 2002, Thomas has the right (a “Put Right”), but not the obligation, to require GTG to purchase all, but not less than all, of Thomas’s 32% interest at the appraised value of such interest.  The appraised value shall be the fair market value of GTG as a going concern, taking into account a control premium, and determined by an appraisal process to be undertaken by recognized investment banking firms chosen initially by the Members.  If GTG cannot secure the necessary financing with respect to Thomas’s exercise of its Put Right, then Thomas has the right to cause GTG to be sold.

At any time after Thomas exercises its Put Right, Genlyte has the right, in its sole discretion and without the need of approval of Thomas, to cause GTG to be sold by giving notice to the GTG Management Board, and the Management Board must then proceed to sell GTG subject to a fairness opinion from a recognized investment banking firm.  Genlyte also has the right to cause GTG to assign the rights to purchase Thomas’s interest to Genlyte.  Genlyte also has the right to cause GTG to incur indebtedness or to undertake an initial public offering to finance or effect financing of the payment of the purchase price.

Also under the terms of the LLC Agreement, on or after the later to occur of (1) the final settlement or disposition of Genlyte’s litigation with the Keene Corporation’s Creditors Trust or (2) January 31, 2002, either Member has the right, but not the obligation, to offer to buy the other Member’s interest (the “Offer Right”).  If the Members cannot agree on the terms, then GTG shall be sold to the highest bidder.  Either Member may participate in the bidding for the purchase of GTG.  As of December 31, 2003, neither Member had the ability to exercise the Offer Right as the final settlement or disposition of Genlyte’s litigation with the Keene Corporation’s Creditors Trust had not yet occurred.

Complete details of the Put Right, Offer Right, and appraisal process can be found in the proxy statement pertaining to the formation of GTG, filed with the Securities and Exchange Commission by Genlyte on July 23, 1998.

(4) Gain on Settlement of Patent Litigation

On August 29, 2003, GTG settled a patent infringement lawsuit filed in March 2000 against Acuity Brands, Inc. and its Lithonia Lighting Division.  The United States District Court for the Western District of Kentucky in Louisville had ruled in January 2003 that Lithonia’s plastic Insta-Lite product infringes GTG’s Quicklight plastic recessed lighting fixture patent.  Lithonia paid GTG $8,000 and also agreed to cease selling the infringing version of its plastic recessed lighting product as of the end of 2003.  The impact of the settlement on the Company’s 2003 operating profit and net income was approximately $6,400, net of $1,600 of legal expenses.

(5) Acquisition of Shakespeare in 2003

On May 27, 2003, the Company acquired certain light pole assets of the Shakespeare Industrial Group with locations in Newberry, South Carolina and Largo, Florida (Shakespeare), a subsidiary of K2 Inc. based in Carlsbad, California.  Shakespeare manufactures composite decorative, commercial, and utility light poles; transmission and distribution poles; crossarms; and other composite products.  The purchase price of $20,350 (including costs of acquisition), plus the assumption of $1,752 of liabilities, was funded from cash on hand.

The Shakespeare acquisition was accounted for using the purchase method of accounting.  The preliminary determination of the excess of the purchase price over the fair market value of net assets acquired (goodwill) is $8,309.  This is based on a preliminary purchase price allocation. The Company is gathering additional information about the fair value of intangible assets and property, plant, and equipment.  Accordingly, the amounts recorded will change as the purchase price allocation is finalized.  The operating results of Shakespeare have been included in the Company’s consolidated financial statements since the date of acquisition.  The pro forma results and other disclosures required by SFAS No. 141, “Business Combinations,” have not been presented because Shakespeare is not considered a material acquisition.

(6) Acquisition of Vari-Lite in 2002

On November 18, 2002, the Company acquired the manufacturing assets, intellectual property, and sales division of Vari-Lite Inc. (“Vari-Lite”), a subsidiary of Dallas, Texas based Vari-Lite International Inc., a designer and manufacturer of highly advanced automated lighting equipment for the entertainment industry.  The purchase price of $10,641, plus the assumption of $2,510 of liabilities, was funded from cash on hand.

The Vari-Lite acquisition was accounted for using the purchase method of accounting.  The final determination of the excess of the purchase price over the fair market value of net assets acquired (goodwill) was $5,543.  As of December 31, 2002, the preliminary determination of goodwill was $2,891.  Goodwill adjustments in 2003 were primarily the result of increasing reserves for obsolete inventory and warranty exposure.  The operating results of Vari-Lite have been included in the Company’s consolidated financial statements since the date of acquisition.  The pro forma results and other disclosures required by SFAS No. 141 have not been presented because the acquisition of Vari-Lite is not considered a material acquisition.

(7) Acquisition of Entertainment Technology in 2001

On August 31, 2001, the Company acquired the assets of Entertainment Technology, Incorporated (“ET”), a subsidiary of privately held Rosco Laboratories, Inc. of Stamford, Connecticut.  ET was a manufacturer of entertainment lighting equipment and controls. Products include the Intelligent Power System line of theatrical dimming equipment and the family of Horizon lighting controls.  The purchase price of $2,900, plus the assumption of $734 of liabilities, was funded from cash on hand.

The ET acquisition was accounted for using the purchase method of accounting.  The excess of the purchase price over the fair market value of net assets acquired (goodwill) was $1,827.  The operating results of ET have been included in the Company’s consolidated financial statements since the date of acquisition.  The pro forma results and other disclosures required by SFAS No. 141 have not been presented because the acquisition of ET is not considered a material acquisition.

(8) Income Taxes

The results of operations are included in the tax return of the Members, and, accordingly, no provision has been recognized by the Company for U.S. federal income taxes payable by the Members.  The Company’s foreign subsidiaries are taxable corporations, and current and deferred taxes are provided on their income.  The income tax provision also includes U.S. income taxes (primarily state income taxes) of $680 in 2003, $781 in 2002, and $710 in 2001.  Cash paid for income taxes was $8,482 in 2003, $7,401 in 2002, and $6,003 in 2001.

(9) Accrued Expenses

Accrued expenses at December 31 consisted of the following:

	2003	2002
Employee related costs and benefits	$32,952	$32,120
Advertising and sales promotion	8,869	7,613
Income and other taxes payable	3,773	4,530
Other accrued expenses	25,362	21,164
Total accrued expenses	$70,956	$65,427

(10) Long-Term Debt

Long-term debt at December 31 consisted of the following:

	2003	2002
Canadian dollar notes	$—	$13,312
Industrial revenue bonds	11,000	23,100
Capital leases and other	474	716
Total debt	11,474	37,128
Less: current maturities	284	4,100
Total long-term debt	$11,190	$33,028

On July 29, 2003, the Company entered into a $130,000 U.S. revolving credit facility and a $20,000 Canadian revolving credit facility with a syndicate of nine banks.  These credit facilities, which mature on July 29, 2006, replaced a $150,000 revolving credit facility that matured on August 30, 2003. There were no borrowings under either credit facility as of December 31, 2003, however, the Company had outstanding $19,094 of letters of credit, which reduce the amount available to borrow under the facilities.  Both facilities are unsecured.

The U.S. revolving credit facility bears interest at the election of the Company based upon either (1) the higher of the National City Bank prime rate or the federal funds rate plus 0.50%, or (2) the Eurodollar Rate (LIBOR) plus the “Eurodollar Margin” (a margin as determined by the Company’s “Leverage Ratio” (total debt to EBITDA)). The Canadian revolving credit facility bears interest at the cost of funds determined by Bank One plus the Eurodollar Margin. Based upon the Company’s Leverage Ratio as of December 31, 2003, the Eurodollar Margin would be 0.40% and the commitment fee on the unused portion of the facility would be 0.10%.  Both facilities contain affirmative and negative covenants that are usual and customary for facilities of this nature, including limitations on the aggregate amount of additional indebtedness outstanding, a maximum Leverage Ratio, and a minimum interest coverage ratio.  As of December 31, 2003, the Company was in compliance with all of the covenants.  Under the most restrictive covenant, which is the minimum interest coverage ratio, the Company could incur approximately $33,000 in additional interest charges and still comply with the covenant.

The Company has $11,000 of variable rate demand Industrial Revenue Bonds that mature between 2009 and 2016. As of December 31, 2003, the weighted average interest rate on these bonds was 1.25%.  These bonds are backed by the letters of credit mentioned above.

Interest expense totaled $1,485 in 2003, $1,869 in 2002, and $4,192 in 2001.  These amounts were offset in the consolidated statements of income by interest income of $1,247 in 2003, $1,263 in 2002, and $493 in 2001.  Cash paid for interest on debt was $433 in 2003, $1,406 in 2002, and $4,158 in 2001.

The annual maturities of long-term debt are summarized as follows:

Year ending December 31,
2004	$284
2005	190
2006	—
2007	—
2008	—
Thereafter	11,000
Total debt	$11,474

(11) Retirement Plans

The Company has defined benefit plans that cover certain of its full-time employees. The plans provide defined benefits based on “years of service” for hourly employees and “years of service and final average salary” for salaried employees.  The Company uses September 30 as the measurement date for the retirement plan disclosure.  The Company’s policy for funded plans is to make contributions equal to or greater than the requirements prescribed by the Employee Retirement Income Security Act.  Pension costs for all Company defined benefit plans are actuarially computed.  The Company also has defined contribution plans, including those covering certain former Genlyte and Thomas employees.

The amounts included in the accompanying consolidated balance sheets for the U.S. and Canadian defined benefit plans, based on the funded status at September 30 of each year, follow:

	U.S. Plans		Canadian Plans
	2003	2002	2003	2002
Change in Benefit Obligations
Benefit obligations, beginning	$96,376	$86,021	$6,405	$5,493
Service cost	2,218	1,783	293	185
Interest cost	6,180	6,066	480	403
Benefits paid	(5,433)	(5,282)	(707)	(216)
Member contributions	—	—	81	76
Actuarial loss	8,886	7,788	625	461
Foreign currency exchange rate change	—	—	1,449	3
Benefit obligations, ending	$108,227	$96,376	$8,626	$6,405

The accumulated benefit obligations for U.S. defined benefit plans as of September 30, 2003 and 2002 were $99,365 and $93,866, respectively.  The accumulated benefit obligations for Canadian defined benefit plans as of September 30, 2003 and 2002 were $6,539 and $5,374, respectively.

	U.S. Plans		Canadian Plans
	2003	2002	2003	2002
Change in Plan Assets
Plan assets at fair value, beginning	$69,055	$71,089	$5,495	$5,642
Actual gain (loss) on plan assets	12,002	(4,780)	825	(427)
Employer contributions	3,658	8,028	739	415
Member contributions	—	—	81	76
Benefits paid	(5,433)	(5,282)	(707)	(216)
Foreign currency exchange rate change	—	—	1,268	5
Plan assets at fair value, ending	$79,282	$69,055	$7,701	$5,495

The asset allocation for the Company’s U.S. and Canadian defined benefit plans as of September 30, 2003 and 2002, and the target allocation for 2004, by asset category, follow:

	U.S. Plans
	Target	Percentage of Plan Assets at
	Allocation	September 30,
	2004	2003	2002
Asset Category
Equity securities	60%	59.6%	59.4%
Debt securities	40%	40.2%	38.6%
Cash	0%	0.2%	2.0%
Total	100%	100.0%	100.0%

	Canadian Plans
	Target	Percentage of Plan Assets at
	Allocation	September 30,
	2004	2003	2002
Asset Category
Equity securities – Canadian	33%	34.4%	33.1%
Equity securities – foreign	25%	23.1%	25.5%
Debt securities	37%	37.8%	35.2%
Cash	5%	4.7%	6.2%
Total	100%	100.0%	100.0%

Effective July 1, 2001 the Canadian salaried and hourly plans were converted from defined benefit pension plans to defined contribution pension plans with respect to benefit accruals for service on and after that date.  All future benefit accruals for existing hourly members and all new hourly and salaried members will accrue benefits on a defined contribution basis.  Existing active salaried members were given the choice whether or not to convert from defined benefit accruals to defined contribution accruals for service.  In accordance with pension legislation, active hourly members and salaried members who chose to switch to defined contribution accruals were given the option of retaining their accrued defined benefit pensions in respect of service prior to the conversion date or converting these pensions to defined contribution lump sums that would be deposited into their accounts under the plan.  Assets totaling $586 were transferred from the defined benefit pension fund in 2003 to fully satisfy the entitlements for defined benefit pensions accrued prior to the conversion date for active members who elected such a conversion.

Equity securities included no shares of Genlyte common stock at December 31, 2003 or 2002.

The Company’s investment philosophy is to earn a reasonable return without subjecting plan assets to undue risk.  It uses three institutional investment management firms in the U.S. and one in Canada to manage plan assets, which are invested in high quality equity and debt securities.  The Company’s investment objective for U.S. plan assets is to exceed the return generated by an unmanaged index composed of the S&P 500 Stock Index and the Lehman Brothers Government/Corporate Bond Index in proportion to the target portfolio, while achieving a rate of return greater than the actuarially assumed rate.  The U.S. targeted asset allocation was 60% equity securities and 40% debt securities for 2003. The Company’s investment objective for Canadian plan assets is to provide superior real rates of return through income and capital appreciation by investing in equity securities of generally larger companies with above-average earnings growth and a diversified portfolio of Canadian debt securities.  The Canadian targeted asset allocation was 33% Canadian equity securities, 25% foreign equity securities, 37% debt securities, and 5% cash for 2003.  The targeted asset allocations provide reasonable assurance that the actuarially assumed rates of return can be achieved over a long period of time.

The Company expects to contribute approximately $4,400 to its U.S. defined benefit plans and $500 to its Canadian defined benefit plans during 2004.  These amounts are based on the total contributions needed during 2004 to satisfy current law minimum funding requirements.

The funded status of the plans, reconciled to the amounts reported in the accompanying consolidated balance sheets as of December 31 follow:

	U.S. Plans		Canadian Plans
	2003	2002	2003	2002
Funded Status of the Plans
Plan assets (less than) benefit obligations	$(28,945)	$(27,321)	$(925)	$(910)
Unrecognized transition obligation (asset)	—	—	(19)	(20)
Unrecognized actuarial loss	27,626	26,076	2,302	1,865
Unrecognized prior service cost	2,181	2,552	278	266
Contributions subsequent to measurement date	67	67	116	105
Foreign currency exchange rate change	—	—	214	(5)
Net pension asset	$929	$1,374	$1,966	$1,301

Balance Sheet Asset (Liability)
Accrued pension (liability)	$(26,948)	$(24,743)	$(619)	$(663)
Prepaid pension cost	2,199	—	—	—
Intangible asset	2,267	2,658	307	272
Accumulated other comprehensive income	23,411	23,459	2,278	1,692
Net asset recognized	$929	$1,374	$1,966	$1,301

As of September 30, 2003 and 2002, the projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the U.S. defined benefit plans and Canadian defined benefit plans with projected benefit obligations or accumulated benefit obligations in excess of plan assets, were as follows:

	U.S. Plans		Canadian Plans
	2003	2002	2003	2002
Projected benefit obligation	$101,544	$96,376	$8,626	$6,405
Accumulated benefit obligation	99,365	93,866	6,539	5,374
Plan assets at fair value	72,350	69,055	7,701	5,495

	U.S. Plans
	2003	2002	2001
Components of Net Periodic Benefit Costs
Service cost	$2,218	$1,783	$1,782
Interest cost	6,180	6,066	5,893
Expected return on plan assets	(5,830)	(6,424)	(6,585)
Amortization of transition amounts	—	(8)	10
Amortization of prior service cost	370	370	342
Recognized actuarial loss (gain)	1,165	272	(197)
Net pension expense of defined benefit plans	4,103	2,059	1,245
Defined contribution plans	4,807	3,570	3,185
Multi-employer plans for certain union employees	222	180	289
Total benefit costs	$9,132	$5,809	$4,719

	Canadian Plans
	2003	2002	2001
Components of Net Periodic Benefit Costs
Service cost	$293	$185	$159
Interest cost	480	403	377
Expected return on plan assets	(490)	(448)	(484)
Amortization of transition amounts	(4)	(3)	(3)
Amortization of prior service cost	21	19	13
Recognized actuarial loss (gain)	82	6	(14)
Net pension expense of defined benefit plans	382	162	48
Defined contribution plans	616	419	284
Total benefit costs	$998	$581	$332

	U.S. Plans		Canadian Plans
	2003	2002	2003	2002
Weighted Average Assumptions
Discount rate	5.95%	6.62%	5.95%	6.62%
Rate of compensation increase	3.00%	3.00%	3.00%	3.00%
Expected return on plan assets	8.50%	8.50%	7.37%	7.75%

To develop the expected long-term rate of return on plan assets assumptions, the Company considered the historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolios.  This resulted in the selection of 8.50% and 7.37% as the long-term rate of return on plan asset assumptions for the U.S. and Canadian plans, respectively.

(12) Postretirement Benefit Plans

The Company provides postretirement medical and life insurance benefits for certain retirees and employees, and accrues the cost of such benefits during the remaining expected lives of such retirees and the service lives of such employees.

The amounts included in the accompanying consolidated balance sheets for the postretirement benefit plans, based on the funded status at September 30 of each year, follow:

	2003	2002
Change in Benefit Obligations
Benefit obligations, beginning	$6,891	$5,030
Service cost	51	53
Interest cost	380	458
Plan amendments	(530)	—
Benefits paid	(520)	(542)
Actuarial (gain) loss	(54)	1,892
Benefit obligations, ending	$6,218	$6,891

	2003	2002
Funded Status of the Plans
Plan assets (less than) benefit obligations	$(6,218)	$(6,891)
Unrecognized prior service cost	(491)	—
Unrecognized actuarial loss	3,033	3,247
Accrued liability	$(3,676)	$(3,644)

Employer contributions	$520	$542
Benefits paid	$(520)	$(542)

	2003	2002	2001
Components of Net Periodic Benefit Costs
Service cost	$51	$53	$46
Interest cost	380	458	358
Recognized prior service cost (credit)	(39)	—	—
Recognized actuarial loss	160	158	62
Net expense of postretirement plans	$552	$669	$466

The assumed discount rate used in measuring the obligations was 5.95% as of September 30, 2003 and 6.62% as of September 30, 2002. The assumed health care cost trend rate for 2003 was 12%, declining to 5.5% in 2013. A one-percentage-point increase (decrease) in the assumed health care cost trend rate for each year would increase (decrease) the obligation at September 30, 2003 by approximately $470 $(420), and the 2003 postretirement benefit expense by approximately $37 $(33).

The Company expects to contribute approximately $500 to its postretirement benefit plans during 2004.

(13) Lease Commitments

The Company rents office space, equipment, and computers under non-cancelable operating leases, some of which include renewal options and/or escalation clauses. Rental expenses for operating leases amounted to $7,472 in 2003, $7,883 in 2002, and $9,128 in 2001.  Offsetting the rental expenses were sublease rentals of $294 in 2003, $354 in 2002, and $303 in 2001.  One division of the Company also rents manufacturing and computer equipment and software under agreements that are classified as capital leases.  Future required minimum lease payments are as follows:

Year ending December 31,	Operating Leases	Capital Leases
2004	$6,949	$183
2005	5,009	156
2006	3,741	—
2007	2,681	—
2008	2,256	—
Thereafter	4,307	—
Total minimum lease payments	$24,943	339
Less amount representing interest		25
Present value of minimum lease payments		$314

Total minimum lease payments on operating leases have not been reduced by minimum sublease rentals of $744 due in the future under non-cancelable subleases.

(14) Contingencies

In the normal course of business, the Company is a plaintiff in various lawsuits and is also subject to various legal claims which arise in the normal course of business, including being a defendant and/or being a potentially responsible party in, generally, patent, trademark, product liability, environmental and contract claims and litigation. Based on information currently available, it is the opinion of management that the ultimate resolution of pending and threatened claims against the Company will not have a material adverse effect on the financial condition or results of operations of the Company.

The Company records liabilities and establishes reserves for legal claims against it when the costs or exposures associated with the claims become probable and can be reasonably estimated. Because the ultimate outcome of legal claims and litigation is uncertain, the actual costs of resolving legal claims and litigation may be substantially higher than the amounts reserved for such claims. In the event of unexpected future developments, it is possible that the ultimate resolution of such matters, if unfavorable, could have a material adverse effect on results of operations of the Company in future periods.

(15) Stock Options

The purpose of the Genlyte 2003 Stock Option Plan is to enhance the profitability and value of GTG and Genlyte.  Eligibility under this Plan shall be determined by the Compensation Committee of the Genlyte Board of Directors in its sole discretion. The Plan replaced the 1998 stock option plan, options under which are currently outstanding. The Plan provides that an aggregate of up to 2,000,000 shares of Genlyte common stock may be granted as incentive stock options or non-qualified stock options, provided that no options may be granted if the number of shares of Genlyte common stock that may be issued upon the exercise of outstanding options would exceed the lesser of 2,000,000 shares of Genlyte common stock or 10% of the issued and outstanding shares of Genlyte common stock.

The option exercise prices are established by the Compensation Committee of the Genlyte Board of Directors and cannot be less than the greater of the fair market value of a share of Genlyte common stock on the date of grant, or the par value of Genlyte common stock.  The term of each option and the vesting schedule (if any) shall be fixed by the Compensation Committee, but no option shall be exercisable more than seven years after the date the option is granted.

Transactions under the 2003 and 1998 Stock Option Plans are summarized below:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding December 31, 2000	688,412	$17.79
Granted	211,000	27.52
Exercised	(183,650)	13.71
Canceled	(50,127)	19.82
Outstanding December 31, 2001	665,635	21.93
Granted	269,500	31.13
Exercised	(228,860)	19.24
Canceled	(27,050)	20.58
Outstanding December 31, 2002	679,225	26.60
Granted	254,350	27.49
Exercised	(110,620)	21.48
Canceled	(26,275)	25.75
Outstanding December 31, 2003	796,680	$27.62

Exercisable at End of Year
December 31, 2001	294,885	$19.29
December 31, 2002	173,825	19.65
December 31, 2003	185,780	$22.86

Additional information about stock options outstanding as of December 31, 2003 is summarized below:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$14.95 - $18.60	30,600	2.0	$17.83	30,600	$17.83
$18.61 - $22.25	71,780	2.1	19.94	71,780	19.94
$22.26 - $25.90	44,500	4.2	24.93	22,750	24.91
$25.91 - $29.55	359,800	5.1	27.38	54,400	27.75
$29.56 - $33.21	277,000	5.0	31.14	6,250	31.00
$33.22 - $40.51	13,000	6.0	38.48	—	—
	796,680	4.6	$27.62	185,780	$22.86

GTG accounts for these Genlyte stock options using the intrinsic value method of APB 25 and related interpretations.  Because all options granted have had an exercise price equal to the market value of the underlying common stock on the date of grant, no stock-based compensation has been recognized.  Pro forma information regarding net income, as if stock-based compensation cost had been determined using the fair value recognition provisions of SFAS No. 123, is provided in note (2) Summary of Significant Accounting Policies – Stock-Based Compensation Costs.   The weighted average fair values used in the calculations of stock-based compensation cost for options granted in 2003, 2002, and 2001 were $10.85, $12.33, and $11.90, respectively.  The fair value of these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	2003	2002	2001
Risk-free interest rate	4.1%	4.1%	4.8%
Expected life, in years	6.0	6.0	6.0
Expected volatility	32.6%	32.6%	35.1%
Expected dividends	—	—	—

The Black-Scholes pricing model was developed for use in estimating the fair value of traded options that have no vesting restriction and are fully transferable. Option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because Genlyte’s stock options have characteristics different from those of traded options, and changes in the subjective assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measurement of the fair value of Genlyte’s stock options.

(16) Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) at December 31 consisted of the following:

	2003	2002	2001
Minimum pension liability, after tax	$(24,920)	$(24,610)	$(6,701)
Foreign currency translation adjustments	17,821	(2,355)	(2,375)
Total accumulated other comprehensive income (loss)	$(7,099)	$(26,965)	$(9,076)

(17) Related-Party Transactions

The Company in the normal course of business has transactions with Genlyte and Thomas. These transactions consist primarily of reimbursement for shared corporate headquarters expenses such as rent, office services, professional services, and shared personnel, and interest payments due on a loan payable to Thomas, which was repaid in November 2001.  In August 2002, Genlyte moved its corporate headquarters to a new office building, which eliminated the majority of the shared corporate headquarters expenses with Thomas.  As of December 31, 2003, the only corporate headquarters expense shared with Thomas related to the rent for a shared warehouse.  GTG and Genlyte continue to share corporate headquarters expenses.  Also, the Company pays royalties to the Schreder Group, which is the minority interest holder in a joint venture with the Company’s Lumec division.

In addition, while the distributions to Members discussed in note (3) “Formation of Genlyte Thomas Group LLC” are paid to Thomas entirely in cash, such distributions are not paid to Genlyte entirely in cash.  Portions are still owed and have been recorded as related-party payables to Genlyte or Genlyte Canadian Holdings, LLC, a wholly-owned subsidiary of Genlyte.  These payables bear interest at a rate of 1.85% at December 31, 2003.

Related-party payables at December 31 consisted of the following:

	2003	2002
Payable to Genlyte	$6,108	$18,335
Payable to Genlyte Canadian Holdings, LLC	10,221	11,828
Payable to (receivable from) Thomas	(175)	139
Payable to the Schreder Group	205	181
Total related-party payables, net	$16,359	$30,483

For the years ended December 31 the Company had the following related-party transactions:

	2003	2002	2001
Payments from Genlyte for:
Reimbursement of corporate headquarters expenses	$121	$110	$111
Payments to Thomas for:
Reimbursement of corporate expenses	4	230	387
Interest under the loan agreement	—	—	1,012
Royalties payable to the Schreder Group	205	181	—

(18) Segment Reporting

The Company’s reportable operating segments include the Commercial Segment, the Residential Segment, and the Industrial and Other Segment. Intersegment sales are eliminated in consolidation and therefore not presented in the table below.  Corporate assets and expenses are allocated to the segments.  Information about the Company’s operating segments as of and for the years ended December 31 follows:

	Commercial	Residential	Industrial and Other	Total
2003
Net sales	$772,888	$129,488	$131,523	$1,033,899
Operating profit	78,223	18,080	12,814	109,117
Assets	554,787	95,155	82,829	732,771
Depreciation and amortization	18,016	2,760	3,431	24,207
Expenditures for plant and equipment	13,103	2,220	2,236	17,559

2002
Net sales	$710,168	$132,378	$127,758	$970,304
Operating profit	71,586	16,320	11,384	99,290
Assets	495,075	97,138	80,768	672,981
Depreciation and amortization	16,882	2,862	3,425	23,169
Expenditures for plant and equipment	13,396	1,787	3,729	18,912

2001
Net sales	$712,662	$134,269	$138,245	$985,176
Operating profit	69,405	13,219	11,958	94,582
Assets	454,569	89,605	74,947	619,121
Depreciation and amortization	20,564	3,692	3,916	28,172
Expenditures for plant and equipment	15,634	1,663	2,953	20,250

(19) Geographical Information

The Company has operations throughout North America. Foreign net sales are all from Canadian operations. Foreign long-lived assets are primarily in Canada, with a minor amount in Mexico.  Information about the Company’s operations by geographical area as of and for the years ended December 31 follows:

	U.S.	Foreign	Total
2003
Net sales	$858,940	$174,959	$1,033,899
Operating profit	86,238	22,879	109,117
Long-lived assets	224,725	63,774	288,499

2002
Net sales	$814,219	$156,085	$970,304
Operating profit	78,288	21,002	99,290
Long-lived assets	213,843	54,000	267,843

2001
Net sales	$836,754	$148,422	$985,176
Operating profit	77,740	16,842	94,582
Long-lived assets	220,927	55,150	276,077

(20) Subsequent Event

On January 15, 2004 the Company acquired the assets of New Oxford Aluminum Company, a subsidiary of Lancaster Malleable Castings Company.  The Company plans to continue operating this foundry in its current facility located in New Oxford, Pennsylvania. The New Oxford Aluminum Company has been a key supplier to the Company’s Hadco division.  Approximately 27% of its 2003 sales were to Hadco and other Company divisions.  The purchase price of approximately $450 (including estimated acquisition costs) was funded from cash on hand.

ITEM 9.01(a)(2)

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS AND SIX MONTHS ENDED JULY 3, 2004 AND JUNE 28, 2003

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003

Net sales	$301,437	$254,113	$578,799	$492,026
Cost of sales	193,888	165,384	376,134	321,467
Gross profit	107,549	88,729	202,665	170,559
Selling and administrative expenses	79,796	65,240	149,461	125,680
Amortization of intangible assets	233	230	465	457
Operating profit	27,520	23,259	52,739	44,422
Interest expense, net of interest income	241	178	102	345
Minority interest	(38)	(6)	(84)	37
Income before income taxes	27,317	23,087	52,721	44,040
Income tax provision	2,213	1,363	4,143	2,871
Net income	$25,104	$21,724	$48,578	$41,169

The accompanying notes are an integral part of these consolidated financial statements.

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JULY 3, 2004 AND DECEMBER 31, 2003

(Amounts in thousands)

	(Unaudited)
	July 3, 2004	December 31, 2003
Assets:
Current Assets:
Cash and cash equivalents	$94,696	$59,963
Short-term investments	50,374	70,479
Accounts receivable, less allowances for doubtful accounts of $15,398 and $13,456, as of July 3, 2004 and December 31, 2003	205,980	160,111
Related-party receivables	229	175
Inventories:
Raw materials	56,695	54,371
Work inprocess	18,807	17,228
Finished goods	75,562	72,299
Total inventories	151,064	143,898
Other current assets	9,532	9,646
Total current assets	511,875	444,272

Property, plant and equipment, at cost	383,056	387,260
Less: accumulated depreciation and amortization	270,360	275,636
Net property, plant and equipment	112,696	111,624
Goodwill	142,326	150,532
Other intangible assets, net of accumulated amortization	25,877	21,315
Other assets	5,050	5,028
Total Assets	$797,824	$732,771

Liabilities & Members’ Equity:
Current Liabilities:
Current maturities of long-term debt	$260	$284
Accounts payable	105,331	98,035
Related-party payables	39,810	16,534
Accrued expenses	72,283	70,956
Total current liabilities	217,684	185,809
Long-term debt	11,086	11,190
Deferred income taxes	4,940	5,005
Accrued pension and other long-term liabilities	34,955	33,884
Minority interest	820	924
Total liabilities	269,485	236,812
Commitments and contingencies (See note(7))

Members’ Equity:
Accumulated other comprehensive income (loss)	(9,881)	(7,099)
Other members’ equity	538,220	503,058
Total members’ equity	528,339	495,959
Total Liabilities & Members’ Equity	$797,824	$732,771

The accompanying notes are an integral part of these consolidated financial statements.

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JULY 3, 2004 AND JUNE 28, 2003

(Amounts in thousands)

(Unaudited)

	2004	2003
Cash Flows From Operating Activities:
Net income	$48,578	$41,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,690	12,714
Net (gain) from disposals of property, plant and equipment	(1,903)	(3)
Minority interest	(84)	41
Changes in assets and liabilities, net of effect of acquisitions:
(Increase) decrease in:
Accounts receivable	(45,998)	(15,334)
Related-party receivables	(54)	—
Inventories	(6,953)	(2,619)
Other current assets	(22)	(195)
Intangible and other assets	228	938
Increase (decrease) in:
Accounts payable	7,368	(1,588)
Related-party payables	23,457	(1,615)
Accrued expenses	1,561	(11,504)
Accrued pension and other long-term liabilities	1,148	290
All other, net	222	121
Net cash provided by operating activities	40,238	22,415
Cash Flows From Investing Activities:
Acquisitions of businesses, net of cash received	(2,437)	(19,000)
Purchases of property, plant and equipment	(12,366)	(9,424)
Proceeds from sales of property, plant and equipment	4,578	91
Purchases of short-term investments	(43,145)	(36,403)
Proceeds from sales of short-term investments	62,648	66,360
Net cash provided by investing activities	9,278	1,624
Cash Flows From Financing Activities:
Repayments of long-term debt	(665)	(22,174)
Distributions to members	(13,593)	(10,156)
Contribution from Thomas Industries’ stock options	178	207
Net cash used in financing activities	(14,080)	(32,123)
Effect of exchange rate changes on cash and cash equivalents	(703)	4,148
Net increase (decrease) in cash and cash equivalents	34,733	(3,936)
Cash and cash equivalents at beginning of period	59,963	66,652
Cash and cash equivalents at end of period	$94,696	$62,716

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest paid, net	$315	$316
Income taxes, net of refunds of $0 in 2004 and $26 in 2003	$5,515	$5,887

The accompanying notes are an integral part of these consolidated financial statements.

GENLYTE THOMAS GROUP LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF JULY 3, 2004

(Dollars in thousands)

(Unaudited)

(1)  Description of Business

Genlyte Thomas Group LLC (“GTG” or the “Company”), a Delaware limited liability company, is a United States based multinational company. The Company designs, manufactures, markets, and sells lighting fixtures, controls and related products for a wide variety of applications in the commercial, residential, and industrial markets in North America. The Company’s products are marketed primarily to distributors who resell the products for use in commercial, residential, and industrial construction and remodeling.

(2)  Summary of Significant Accounting Policies

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of GTG and all majority-owned subsidiaries, and also include other entities that are jointly owned by The Genlyte Group Incorporated (“Genlyte”) and Thomas Industries Inc. (“Thomas”), all of which entities, in total, operationally comprise GTG.  Intercompany accounts and transactions have been eliminated.  As of July 31, 2004, Genlyte purchased Thomas’ 32% minority interest in GTG and now owns 100% of GTG.  See note (10) “Subsequent Event.”

The financial information presented is unaudited (except information as of December 31, 2003); however, such information reflects all adjustments, consisting solely of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of results for the interim periods.  The results of operations for the three-month and six-month periods ended July 3, 2004 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates: Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States.  Actual results could differ from these estimates.

Stock-Based Compensation Costs: As of July 3, 2004, Genlyte had two stock-based compensation (stock option) plans.  Genlyte accounts for these plans using the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), as permitted under Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123.”  As a consolidated subsidiary of Genlyte, GTG is also required to apply APB 25 to stock-based compensation for stock options granted by Genlyte to employees of GTG.  Therefore, GTG also accounts for these plans using the intrinsic value method.  Because all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant, no stock-based compensation cost has been recognized in the consolidated statements of income. Had stock-based compensation cost for the plans been determined using the fair value recognition provisions of SFAS No. 123, the effect on GTG’s net income for the three months ended July 3, 2004 and June 28, 2003 would have been as follows:

	2004	2003
Net income, as reported	$25,104	$21,724
Stock-based compensation cost using fair value method	—	—
Net income, pro forma	$25,104	$21,724

Had stock-based compensation cost for the plans been determined using the fair value recognition provisions of SFAS No. 123, the effect on GTG’s net income for the six months ended July 3, 2004 and June 28, 2003 would have been as follows:

	2004	2003
Net income, as reported	$48,578	$41,169
Stock-based compensation cost using fair value method	4,913	2,728
Net income, pro forma	$43,665	$38,441

Genlyte normally grants substantially all of its stock options in the first quarter each year, and because the stock options are granted for prior service, all of the compensation cost under the fair value method would be recorded when the stock options are granted. Genlyte did not grant any stock options to GTG employees in the second quarter of 2004 or the second quarter of 2003. Options representing 44,040 and 71,975 shares of Genlyte common stock were exercised in the second quarter and first six months, respectively, of 2004.

Adoption of New Accounting Standards:

In December 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 132 (Revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits – an amendment of FASB Statements No. 87, 88, and 106,” to improve financial statement disclosures for retirement and other postretirement benefit plans. The revised SFAS No. 132 requires that companies provide more detailed disclosures about their plan assets, benefit obligations, cash flows, benefit costs, and other relevant information on an annual basis.  In addition, the revised SFAS No. 132 requires certain disclosures for interim periods beginning after December 15, 2003.  The Company has provided the required interim disclosures in note (5) “Retirement and Other Postretirement Benefit Plans.”

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“MMA”), which introduced a Medicare prescription drug benefit, as well as a federal subsidy to sponsors of retiree healthcare benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit, was enacted.  In May 2004, the FASB issued FASB Staff Position No. FAS 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (“FSP FAS 106-2”), which supersedes FSP FAS 106-1 with the same title, which was issued in January 2004.  FSP FAS 106-2 discusses certain accounting and disclosure issues raised by MMA.  Specifically, it addresses accounting for the federal subsidy for the sponsors of single employer defined benefit postretirement healthcare plans and disclosure requirements for plans for which the employer has not yet been able to determine actuarial equivalency.  FSP FAS 106-2 is effective for the first interim or annual period beginning after June 15, 2004 (the third quarter of 2004 for the Company).  The Company has not concluded whether the prescription drug benefits provided under its postretirement plans are actuarially equivalent to the Medicare benefit as necessary to qualify for the subsidy.   The accumulated postretirement benefit obligation and postretirement net periodic benefit costs in the accompanying financial statements and disclosed in note (5) “Retirement and Other Postretirement Benefit Plans” do not reflect the effects of MMA on the Company’s plans.  Adoption of FSP FAS 106-2 could require the Company to change previously reported information.  However, in the Company’s opinion, any change due to the accounting for the federal subsidy would be immaterial.

(3)  Comprehensive Income

Comprehensive income for the three months ended July 3, 2004 and June 28, 2003 follows:

	2004	2003
Net income	$25,104	$21,724
(Loss) gain on foreign currency translation	(890)	8,808
Total comprehensive income	$24,214	$30,532

Comprehensive income for the six months ended July 3, 2004 and June 28, 2003 follows:

	2004	2003
Net income	$48,578	$41,169
(Loss) gain on foreign currency translation	(2,782)	14,858
Total comprehensive income	$45,796	$56,027

(4)  Goodwill and Intangible Assets

The changes in the net carrying amounts of goodwill by segment for the six months ended July 3, 2004 were as follows:

	Commercial	Residential	Industrial and Other	Total
Balance as of January 1, 2004	$124,510	$21,627	$4,395	$150,532
Acquisition of business (a)	1,217	—	—	1,217
Adjustments to goodwill acquired previously (b)	(8,567)	(135)	—	(8,702)
Effect of exchange rate change on Canadian goodwill	(710)	(3)	(8)	(721)
Balance as of July 3, 2004	$116,450	$21,489	$4,387	$142,326

(a)           See note (9) “Acquisition of USS Manufacturing.”

(b)          The primary adjustment relates to Shakespeare. After finalizing its valuations of intangible assets and property, plant, and equipment related to the Shakespeare acquisition, the Company reduced its previously recorded goodwill by $8,309, increased intangible assets by $5,014 and increased property, plant, and equipment by $3,295.

Summarized information about the Company’s other intangible assets follows:

	As of July 3, 2004		As of December 31, 2003
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
License agreements	$12,783	$1,756	$12,783	$1,515
Non-competition agreements	10,550	1,340	10,550	1,157
Patents and other	1,055	364	938	359
Total	$24,388	$3,460	$24,271	$3,031

Unamortized intangible assets:
Trademarks	$4,949		$75

All of the increase in the gross carrying amount since December 31, 2003 is related to the acquisition of Shakespeare.  The Company amortizes the license agreements over their contractual lives of two and 30 years, the non-competition agreements over their contractual lives of two and 30 years, and patents and other over one to 15 years.  Amortization expense for intangible assets was $465 during the first six months of 2004, compared to $457 during the first six months of 2003. Estimated amortization expense for intangible assets for the next five full years is $931 for 2004, $934 for 2005, $878 for 2006, $850 for 2007, and $850 for 2008.

(5)  Retirement and Other Postretirement Benefit Plans

The Company has defined benefit plans that cover certain of its full-time employees. The plans provide defined benefits based on “years of service” for hourly employees and “years of service and final average salary” for salaried employees.  The Company’s policy for funded plans is to make contributions equal to or greater than the minimum requirements prescribed by the Employee Retirement Income Security Act.  Pension costs for all Company defined benefit plans are actuarially computed. The Company also has defined contribution plans and multi-employer plans.  The components of net periodic pension benefit costs for U.S. and Canadian plans for the three months and six months ended July 3, 2004 and June 28, 2003 follow on the next page:

	U.S. Plans
	Three months ended		Six months ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
Components of Net Periodic Benefit Costs:
Service cost	$544	$555	$1,088	$1,110
Interest cost	1,563	1,545	3,126	3,090
Expected return on plan assets	(1,580)	(1,436)	(3,160)	(2,872)
Amortization of prior service cost	82	93	164	186
Recognized actuarial loss	377	291	754	582
Net pension expense of defined benefit plans	986	1,048	1,972	2,096
Defined contribution plans	1,547	1,108	3,736	2,243
Multi-employer plans for certain union employees	39	48	76	90
Total benefit costs	$2,572	$2,204	$5,784	$4,429

	Canadian Plans
	Three months ended		Six months ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
Components of Net Periodic Benefit Costs:
Service cost	$139	$102	$278	$204
Interest cost	173	166	346	332
Expected return on plan assets	(187)	(173)	(374)	(346)
Amortization of transition amounts	(1)	1	(2)	2
Amortization of prior service cost	7	7	14	14
Recognized actuarial loss	31	27	62	54
Net pension expense of defined benefit plans	162	130	324	260
Defined contribution plans	308	121	480	221
Total benefit costs	$470	$251	$804	$481

For the six months ended July 3, 2004, the Company contributed $800 to its U.S. defined benefit plans and contributed $223 to its Canadian defined benefit plans.  The Company expects to contribute approximately $3,600 to its U.S. defined benefit plans and $277 to its Canadian defined benefit plans during the remainder of 2004.  These amounts are based on the total contributions needed during 2004 to satisfy current minimum funding requirements.

The Company provides postretirement medical and life insurance benefits for certain retirees and employees, and accrues the cost of such benefits during the remaining expected lives of such retirees and the service lives of such employees. The components of net periodic postretirement benefit costs for the three months and six months ended July 3, 2004 and June 28, 2003 follow:

	Three months ended		Six months ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
Components of Net Periodic Benefit Costs:
Service cost	$15	$13	$30	$26
Interest cost	88	95	176	190
Recognized prior service cost (credit)	(10)	(10)	(20)	(20)
Recognized actuarial loss	42	40	84	80
Net expense of postretirement benefit plans	$135	$138	$270	$276

For the six months ended July 3, 2004, the Company contributed $274 to its postretirement benefit plans. The Company expects to contribute approximately $274 to its postretirement benefit plans during the remainder of 2004.

(6)  Product Warranties

The Company offers a limited warranty that its products are free of defects in workmanship and materials.   The specific terms and conditions vary somewhat by product line, but generally cover defects returned within one, two, three, or five years from date of shipment.  The Company records warranty liabilities to cover the estimated future costs for repair or replacement of defective returned products as well as products that need to be repaired or replaced in the field after installation.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s warranty liabilities, which are included in accrued expenses in the accompanying consolidated balance sheets, during the six months ended July 3, 2004 and June 28, 2003 were as follows:

	2004	2003
Balance, beginning of period	$4,034	$1,883
Addition from company acquired	—	300
Additions charged to expense	4,435	4,195
Deductions for repairs and replacements	4,820	4,287
Balance, end of period	$3,649	$2,091

(7)  Contingencies

In the normal course of business, the Company is a plaintiff in various lawsuits and is also subject to various legal claims which arise in the normal course of business, including being a defendant and/or being a potentially responsible party in patent, trademark, product liability, environmental and contract claims and litigation. Based on information currently available, it is the opinion of management that the ultimate resolution of all pending and threatened claims against the Company will not have a material adverse effect on the financial condition or results of operations of the Company.

The Company records liabilities and establishes reserves for legal claims against it when the costs or exposures associated with the claims become probable and can be reasonably estimated. Because the ultimate outcome of legal claims and litigation is uncertain, the actual costs of resolving legal claims and litigation may be substantially higher than the amounts reserved for such claims. In the event of unexpected future developments, it is possible that the ultimate resolution of such matters, if unfavorable, could have a material adverse effect on results of operations of the Company in future periods.

(8)  Segment Reporting

The Company’s reportable operating segments include the Commercial Segment, the Residential Segment, and the Industrial and Other Segment.  Inter-segment sales are eliminated in consolidation and therefore not presented in the table below.  Corporate expenses are allocated to the segments. Segment data for the three months ended July 3, 2004 and June 28, 2003 follows:

	Commercial	Residential	Industrial and Other	Total
2004
Net sales	$227,218	$36,395	$37,824	$301,437
Operating profit	$20,611	$3,875	$3,034	$27,520

2003
Net sales	$191,298	$32,417	$30,398	$254,113
Operating profit	$16,035	$4,165	$3,059	$23,259

Segment data for the six months ended July 3, 2004 and June 28, 2003 follows:

	Commercial	Residential	Industrial and Other	Total
2004
Net sales	$431,439	$71,756	$75,604	$578,799
Operating profit	$37,984	$8,043	$6,712	$52,739

2003
Net sales	$362,204	$64,964	$64,858	$492,026
Operating profit	$30,369	$8,010	$6,043	$44,422

The Company has operations throughout North America.  Information about the Company’s operations by geographical area for the three months ended July 3, 2004 and June 28, 2003 follows.  Foreign balances represent activity in Canadian operations.

	United States	Foreign	Total
2004
Net sales	$256,863	$44,574	$301,437
Operating profit	$21,815	$5,705	$27,520

2003
Net sales	$213,325	$40,788	$254,113
Operating profit	$19,655	$3,604	$23,259

Information about the Company’s operations by geographical area for the six months ended July 3, 2004 and June 28, 2003 follows:

	United States	Foreign	Total
2004
Net sales	$491,797	$87,002	$578,799
Operating profit	$42,357	$10,382	$52,739

2003
Net sales	$412,569	$79,457	$492,026
Operating profit	$36,755	$7,667	$44,422

No material changes have occurred in long-lived assets since December 31, 2003.

(9)  Acquisition of USS Manufacturing

On May 12, 2004, the Company acquired USS Manufacturing Inc. located in Renfrew, Ontario.  USS Manufacturing is a specialist in tapered, fluted and round aluminum poles, brackets, standard and decorative arms for street and traffic lights, and flag poles.  The original purchase price of $2,733 was paid and recorded in the second quarter.  Pursuant to the purchase agreement, an additional $33 working capital adjustment was paid and recorded in the third quarter.  In addition, liabilities of $565 were assumed.

The USS Manufacturing acquisition was accounted for using the purchase method of accounting.  The preliminary determination of the excess of the purchase price over the fair market value of net assets acquired (goodwill) is $1,217.  This is based on a preliminary purchase price allocation. The Company is gathering additional information about the fair value of intangible assets and property, plant, and equipment.  Accordingly, the amounts recorded will change as the purchase price allocation is finalized.  The operating results of USS Manufacturing have been included in the Company’s consolidated financial statements since the date of acquisition.  The pro forma results and other disclosures required by SFAS No. 141, “Business Combinations,” have not been presented because USS Manufacturing is not considered a material acquisition.

(10)  Subsequent Event

Effective July 31, 2004, Genlyte acquired the 32% minority interest owned by Thomas in GTG for a cash price of $386,500 plus 32% of GTG’s earnings, less distributions to Thomas, from January 1, 2004 through the closing at July 31, 2004.  The purchase price was approximately $402,000, including approximately $1,120 of acquisition related costs.  However, the purchase price amount is subject to adjustment pending final determination of GTG’s earnings and taxes. The transaction was structured as an asset purchase of various interests owned by Thomas and certain of its subsidiary entities.

ITEM 9.01(b)

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

(Dollars in thousands)

Effective July 31, 2004, The Genlyte Group Incorporated (“Genlyte”), through its wholly-owned subsidiaries, acquired the 32% minority interest owned by Thomas Industries Inc. (“Thomas”) in the Genlyte Thomas Group LLC (“GTG”) pursuant to an Asset Purchase Agreement, dated as of May 20, 2004, by and among Genlyte, Thomas and GTG.  The transaction was structured as an asset purchase of various interests owned by Thomas and certain of its subsidiary entities. The acquisition of Thomas’ 32% minority interest in GTG is being accounted for using the purchase method of accounting and was financed with approximately $89,000 of Genlyte’s current cash and short-term investment balances plus approximately $313,000 borrowed from four new credit facilities.

The unaudited pro forma condensed consolidated balance sheet as of July 3, 2004 is presented to give effect to the acquisition as if it had occurred on July 3, 2004.   The unaudited pro forma consolidated statement of income for the six months ended July 3, 2004 and the unaudited pro forma consolidated statement of income for the twelve months ended December 31, 2003 are presented to give effect to the acquisition as if it had occurred on January 1, 2004 and January 1, 2003, respectively.

Under the purchase method of accounting, the estimated total purchase price is allocated to the net tangible and identifiable intangible assets of the 32% minority interest in GTG acquired in connection with the acquisition, based on their fair values as of July 31, 2004.  The excess of the purchase price over the fair value of 32% of the net tangible assets acquired has been allocated to trademarks, trade names, customer relationships, patents, non-competition agreements, profit in backlog, and goodwill.  The goodwill, trademarks, and trade names related to the acquisition are not being amortized as the acquisition occurred subsequent to the adoption of Statement of Financial Accounting Standards  (SFAS”) No. 142, “Goodwill and Other Intangible Assets,” under which goodwill and indefinite-lived intangible assets are not amortized.  The other intangible assets are being amortized because they do not have indefinite lives.

This allocation is subject to change pending the completion of the final analysis of the total purchase price and completion of appraisals of the fair values of the assets acquired and liabilities assumed.  The final allocation may differ from that used in the unaudited pro forma condensed consolidated financial statements.  Changes in the allocations of the purchase price for the 32% minority interest in GTG and the related useful lives of property, plant, and equipment and/or intangible assets would change pro forma operating profit, net income, and earnings per share from that which is presented.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future.

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JULY 3, 2004

(Amounts in thousands)

		Pro Forma Adjustments
	Genlyte As Reported	Note References	Amounts	Pro Forma
Assets:
Current Assets:
Cash and cash equivalents	$94,767	(2)	$(38,648)	$56,119
Short-term investments	50,374	(2)	(50,374)	—
Accounts receivable, net	205,980			205,980
Inventories, net	151,064	(4)	2,597	153,661
Deferred income taxes and other current assets	29,692			29,692
Total current assets	531,877		(86,425)	445,452
Property, plant and equipment, net	112,696	(5)	34,176	146,872
Goodwill	142,326	(6)	77,435	219,761
Other intangible assets, net	25,877	(7)	107,091	132,968
Other assets	5,050			5,050
Total Assets	$817,826		$132,277	$950,103

Liabilities & Stockholders’ Equity:
Current Liabilities:
Short-term debt	$—	(2)	$113,000	$113,000
Current maturities of long-term debt	260	(2)	20,000	20,260
Accounts payable	105,886			105,886
Accrued expenses	76,595			76,595
Total current liabilities	182,741		133,000	315,741
Long-term debt	11,086	(2)	180,000	191,086
Deferred income taxes	35,512	(11)	1,741	37,253
Minority interest	169,889	(8)	(169,069)	820
Accrued pension and other long-term liabilities	37,199			37,199
Total Liabilities	436,427		145,672	582,099
Stockholders’ Equity	381,399	(9)	(13,395)	368,004
Total Liabilities & Stockholders’ Equity	$817,826		$132,277	$950,103

The accompanying notes are an integral part of these pro forma consolidated financial statements.

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JULY 3, 2004

(Amounts in thousands, except earnings per share)

		Pro Forma Adjustments
	Genlyte As Reported	Note References	Amounts	Pro Forma
Net sales	$578,799		$—	$578,799
Cost of sales	376,134	(5)	1,054	377,188
Gross profit	202,665		(1,054)	201,611
Selling and administrative expenses	150,208			150,208
Amortization of intangible assets	465	(7)	902	1,367
Operating profit	51,992		(1,956)	50,036
Interest (income) expense, net	(173)	(3)	4,891	4,718
Minority interest, net of income taxes	15,461	(8)	(15,377)	84
Income before income taxes	36,704		8,530	45,234
Income tax provision	14,314	(10)	2,986	17,300
Net income	$22,390		$5,544	$27,934

Earnings per share:
Basic	$1.65			$2.05
Diluted	$1.62			$2.02

Weighted average number of shares outstanding:
Basic	13,596			13,596
Diluted	13,850			13,850

The accompanying notes are an integral part of these pro forma consolidated financial statements.

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

(Amounts in thousands, except earnings per share)

		Pro Forma Adjustments
	Genlyte As Reported	Note References	Amounts	Pro Forma
Net sales	$1,033,899		$—	$1,033,899
Cost of sales	671,322	(5)	2,108	673,430
Gross profit	362,577		(2,108)	360,469
Selling and administrative expenses	261,246			261,246
Gain on settlement of patent litigation	(8,000)			(8,000)
Amortization of intangible assets	1,079	(7)	1,805	2,884
Operating profit	108,252		(3,913)	104,339
Interest (income) expense, net	(324)	(3)	10,069	9,745
Minority interest, net of income taxes	32,594	(8)	(32,409)	185
Income before income taxes	75,982		18,427	94,409
Income tax provision	29,633	(10)	6,449	36,082
Net income	$46,349		$11,978	$58,327

Earnings per share:
Basic	$3.44			$4.33
Diluted	$3.41			$4.29

Weighted average number of shares outstanding:
Basic	13,480			13,480
Diluted	13,597			13,597

The accompanying notes are an integral part of these pro forma consolidated financial statements.

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

(1) Basis of Pro Forma Presentation

Effective July 31, 2004, The Genlyte Group Incorporated (“Genlyte”), through its wholly-owned subsidiaries, acquired the 32% minority interest owned by Thomas Industries (“Thomas”) in the Genlyte Thomas Group LLC (“GTG”) pursuant to an Asset Purchase Agreement, dated as of May 20, 2004, by and among Genlyte, Thomas and GTG.  The transaction was structured as an asset purchase of various interests owned by Thomas and certain of its subsidiary entities.

The acquisition of Thomas’ 32% minority interest in GTG is being accounted for using the purchase method of accounting.  The total estimated purchase price of the acquisition is as follows:

Cash paid to Thomas	$400,902
Total estimated transaction costs	1,120
Estimated total purchase price	$402,022

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to 32% of the net tangible and identifiable intangible assets of GTG based on their estimated fair values as of July 31, 2004.  The estimated fair values have been determined by preliminary independent valuations, and are subject to change based upon receipt of the final valuations.  The preliminary estimated purchase price allocation is as follows:

Inventory	$2,597
Property, plant and equipment	34,176
Liabilities and equity	182,464
Trademarks/Trade names	72,742
Customer relationships	26,560
Patents	4,752
Non-competition agreements	320
Backlog	2,717
Goodwill	77,435
Deferred tax liability	(1,741)
Estimated total purchase price	$402,022

Approximately $150,000 of the total estimated purchase price has been allocated to goodwill and identifiable intangible assets (Trademarks/Trade names) deemed to have indefinite lives.  Goodwill represents the excess of the purchase price over 32% of the fair value of the underlying net tangible and identifiable intangible assets.  SFAS No. 142 requires a non-amortization, impairment only approach for accounting for goodwill and indefinite lived intangible assets.  However, intangible assets with definite lives, such as patents, backlog, customer relationships, and non-competition agreements, are amortized.

PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:

(2) Financing the Acquisition and Related Transaction Costs

Adjustments to record financing of the estimated total purchase price of $402,022.  The financing consisted of $38,648 of cash and cash equivalents, $50,374 of short-term investments, and $313,000 of new debt. The new debt consists of the following:

•             On August 2, 2004, Genlyte and its subsidiaries amended and restated the former three-year credit facilities entered into on July 29, 2003, to provide additional borrowing capacity.  The amended facilities consist of a $180,000 U.S. revolving credit facility and a $20,000 Canadian revolving credit facility (both unsecured credit) with a syndicate of eleven banks and now mature on July 31, 2009.  In addition, under the same agreement, Genlyte entered into a $100,000 U.S. term loan that is payable in five equal installments of $20,000, expiring on July 31, 2009.

The U.S. revolving credit facility and the U.S. term loan bear interest at the option of the borrower based upon either (1) the higher of the National City Bank prime rate and the federal funds effective rate plus 0.50%, or (2) the Eurodollar Rate (“LIBOR”) plus the Eurodollar Margin (a margin as determined by Genlyte’s Leverage Ratio (total debt to EBITDA)). Based upon Genlyte’s Leverage Ratio as of July 3, 2004 (adjusted to take into consideration the $313,000 of new debt), the Eurodollar Margin would be 0.875% and the commitment fee on the unused portion of the facility would be 0.175%.  As of August 2, 2004 the actual interest rate on the U.S. revolving credit facility and the U.S. term loan was 2.625%.

•             On August 2, 2004, Genlyte and its newly formed, wholly-owned subsidiary, Genlyte Receivables Corporation, entered into a U.S. asset backed securitization “ABS” agreement for $100,000 “on balance sheet” financing, which matures on July 31, 2005 and is renewable for two additional years. GTG trade accounts receivable were sold to Genlyte Receivables Corporation, a bankrupt remote entity that secured the debt financing.  The ABS loan bears interest at one month LIBOR plus 0.39%.  As of August 2, 2004 the actual rate was 1.89%

•             On August 2, 2004, Genlyte borrowed $113,000 against the U.S. revolving credit facility, $100,000 against the U.S. term loan, and $100,000 against the ABS agreement.  Also on August 2, 2004, Genlyte entered into interest rate swaps designated to achieve hedge accounting to provide fixed rate interest of approximately 3.0% on $100,000 (designated for the U.S. revolving credit loan and the U.S. term loan) for two years and 3.4% on $80,000 (designated for the ABS loan) for three years.

(3) Interest Income and Expense

Adjustments to record reduced interest income of $562 for the six months ended July 3, 2004 and $1,392 for the twelve months ended December 31, 2003 due to disbursements using cash, cash equivalents, and short-term investments, and additional interest expense and debt issuance cost amortization of $4,329 for the six months ended July 3, 2004 and $8,677 for the twelve months ended December 31, 2003 due to the new borrowings described in note (2).  The interest income reduction was calculated assuming average rates of 1.26% for the six months ended July 3, 2004 and 1.56% for the twelve months ended December 31, 2003.  The additional interest expense was calculated assuming the fixed rates provided by the interest rate swaps and the average variable rates that would have been in effect for the six and twelve month periods presented for the remaining new debt.

(4) Inventory

Adjustment to record the net increase in inventory based upon the preliminary estimate of fair value.

(5) Property, Plant and Equipment

Adjustment to record the net increase in property, plant and equipment based on the preliminary estimate of fair value and the resulting adjustment to depreciation expense, as follows:

	Increase	Useful Life (years)	Six Months’ Depreciation Expense	Twelve Months’ Depreciation Expense

Land and buildings	$29,545	17 – 50	$591	$1,182
Machinery and equipment	4,631	2 - 10	463	926
Total property, plant and equipment	$34,176		$1,054	$2,108

(6) Goodwill

In accordance with SFAS No. 142, the excess purchase price allocated to goodwill was not amortized in these unaudited condensed pro forma financial statements.

(7) Intangible Assets

Adjustment to reflect the preliminary estimate of the fair value of intangible assets and related amortization expense as follows:

	Preliminary Fair Value	Useful Life	Six Months’ Amortization	Twelve Months’ Amortization	Nonrecurring Charges

Trademarks/Trade names	$72,742	Indefinite
Customer relationships	26,560	20 years	$664	$1,328
Patents	4,752	15 years	158	317
Non-competition agreements	320	2 years	80	160
Profit in backlog	2,717	2 months			$2,717
Total Intangible Assets	$107,091		$902	$1,805	$2,717

(8) Minority Interest

Balance Sheet adjustment to eliminate the minority interest associated with Thomas’ 32% ownership in GTG.  Statement of Income adjustment to eliminate Thomas’ minority interest in the net income of GTG.

(9) Stockholders' Equity

Adjustments to eliminate the cumulative translation adjustments and minimum pension liability adjustments, previously allocated to and associated with Thomas’ 32% ownership in GTG.

(10) Tax Effects on Statements of Income

Adjustments to record the tax effect of all other pro forma adjustments reflected in the Statements of Income, at the Federal statutory rate of 35%.

(11) Deferred Tax Effects

Adjustment to record the deferred tax liability and offsetting goodwill related to the difference between the tax basis and the financial reporting basis of Canadian depreciable and amortizable assets related to the purchase price allocation.

NON-RECURRING CHARGES AND CREDITS

Pursuant to Rule 11-02(b)(5) of Regulation S-X, material nonrecurring charges resulting directly from the transaction and which will be reflected in the income of the Registrant within the 12 months succeeding the acquisition transaction are not included in the pro forma presentation.  These charges include:

a. Amortization of Profit in Backlog - $2,717.

b. Increase in Cost of Goods Sold related to Net Increase in Inventory Value – $2,597.

c. Write-off of unamortized fees related to the August 2003 credit facility agreement which was replaced by the new   revolving credit facility - $325.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED
(Registrant)

Date: October 14, 2004	/s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP, Independent Auditors